Exhibit 10.2

HOLLYWEED NORTH CANNABIS INC. STOCK OPTION PLAN MAY 27, 2019

TABLE OF CONTENTS

		Page(s)
ARTICLE 1. DEFINITIONS AND INTERPRETATION		1

1.1	Definitions.	1
1.2	Choice of Law.	5
1.3	Headings	5

ARTICLE 2. PURPOSE AND PARTICIPATION		5

2.1	Purpose	5
2.2	Participation	5
2.3	Notification of Award	6
2.4	Copy of Plan	6
2.5	Limitation	6

ARTICLE 3. TERMS AND CONDITIONS OF OPTIONS		6

3.1	Board to Issue Shares	6
3.2	Number of Shares	6
3.3	Term of Option	6
3.4	Termination	7
3.5	Exercise Price	10
3.6	Additional Terms	11
3.7	Assignment of Options.	11
3.8	Adjustments	11
3.9	Vesting	12

ARTICLE 4. EXERCISE OF OPTION		12

4.1	Exercise of Option	12
4.2	Issue of Share Certificates	13
4.3	Condition of Issue	13
4.4	Applicable Taxes	13
4.5	Additional Agreements	13

ARTICLE 5. ADMINISTRATION		14

5.1	Administration	14
5.2	Interpretation	14

ARTICLE 6. AMENDMENT, TERMINATION AND NOTICE		14

6.1	Prospective Amendment	14
6.2	Retrospective Amendment	14
6.3	Amendment to Option	14
6.4	Approvals	15
6.5	Termination	15
6.6	Agreement	15
6.7	Notice	15

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STOCK OPTION PLAN

ARTICLE 1.
DEFINITIONS AND INTERPRETATION

1.1	Definitions.

As used herein, unless there is something in the subject matter or context inconsistent therewith, the following terms will have the meanings set forth below:

(a)	“Administrator” means such committee, director, senior officer or employee of the Corporation as may be designated as Administrator by the Board from time to time.

(b)	“Award Date” means the date on which the Board awards a particular Option.

(c)	“Board” means the board of directors of the Corporation, or any committee thereof to which the board of directors of the Corporation has delegated the power to administer and grant Options under the Plan.

(d)	“Cause” means:

(i)	in the case of an Employee (1) cause as such term is defined in the written employment agreement with the Employee or if there is no written employment agreement or cause is not defined therein, the usual meaning of just cause under the common law or the laws of the jurisdiction in which the Employee is employed; (2) that is employed in an “at will” jurisdiction, the usual meaning of just cause under the common law of the Province of British Columbia; or (2) the termination of employment as a result of an order made by any Regulatory Authority having jurisdiction to so order;

(ii)	in the case of a Consultant (1) the occurrence of any event which, under the written consulting contract with the Consultant or the common law or the laws of the jurisdiction in which the Consultant provides services, gives the Corporation or a Subsidiary the right to immediately terminate the consulting contract; or (2) the termination of the consulting contract as a result of an order made by any Regulatory Authority having jurisdiction to so order;

(iii)	in the case of a Director, ceasing to be a Director as a result of (1) ceasing to be qualified to act as a Director pursuant to the section 124 of the Business Corporations Act (British Columbia) (the “BCBCA”); (2) a resolution having been passed by the shareholders pursuant to section 128(3)(a) of the BCBCA, or (3) an order made by any Regulatory Authority having jurisdiction to so order; or

(iv)	in the case of an Officer who is not an Employee, ceasing to be an Officer as a result of an order made by any Regulatory Authority having jurisdiction to so order.

(e)	“Common Shares” means class B common shares in the capital of the Corporation.

(f)	“Consultant” means a person, other than an employee, director or officer of the Corporation or a Subsidiary or a registrant under the Securities Act (British Columbia), that:

(i)	is engaged to provide on an ongoing bona fide basis, consulting, technical, management, advisory or other services to the Corporation or a Subsidiary, other than services provided in relation to a distribution;

(ii)	provides the services under a written contract between the Corporation or a Subsidiary and such person;

(iii)	in the reasonable opinion of the Board, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Subsidiary; and

(iv)	has a relationship with the Corporation or a Subsidiary that enables such person to be knowledgeable about the business and affairs of the Corporation.

(g)	“Corporation” means Hollyweed North Cannabis Inc.

(h)	“Director” has the meaning given to that term in the Securities Act (British Columbia), and for the purposes of the Plan includes directors of the Corporation and any Subsidiary.

(i)	“Eligible Persons” means Directors, Officers, Employees and Consultants.

(j)	“Employee” means any individual regularly employed, personally or through an issuer all the voting securities of which are beneficially owned by one or more Employees, by the Corporation or a Subsidiary.

(k)	“Equity Securities” means:

(i)	Shares or any other security of the Corporation that carries the residual right to participate in the earnings of the Corporation and, on liquidation, dissolution or winding-up, in the assets of the Corporation, whether or not the security carries voting rights;

(ii)	any warrants, options or rights entitling the holders thereof to purchase or acquire any such securities; or

(iii)	any securities issued by the Corporation which are convertible or exchangeable into such securities.

(l)	“Exercise Notice” means the notice respecting the exercise of an Option, in the form set out as Schedule “B” hereto, duly executed by the Option Holder.

(m)	“Exercise Period” means the period during which a particular Option may be exercised and is the period from and including the Award Date through to and including the Expiry Date.

(n)	“Exercise Price” means the price at which an Option may be exercised as determined in accordance with paragraph 3.5.

(o)	“Expiry Date” means the date determined in accordance with paragraph 3.4 and after which a particular Option cannot be exercised.

(p)	“Fixed Expiry Date” has the meaning given to that term under paragraph 3.4.

(q)	“Fully Diluted Basis” at any time means that all vested options, warrants or other rights of any kind to acquire Common Shares and all securities of the Corporation which are convertible, exercisable or exchangeable into Common Shares (directly or indirectly through exchange into Shares which are themselves convertible into Common Shares) which are outstanding at that time shall be deemed to have been fully exercised, converted or exchanged, as the case may be, and the Common Shares issuable as a result thereof shall be deemed to have been fully issued and to form part of the holdings of the person(s) entitled to receive such shares.

(r)	“IPO” means the offering and sale to the public of securities of the Corporation in connection with which any securities of the Corporation are listed or quoted on an organized trading facility including by way of a reverse takeover of an existing listed entity.

(s)	“Market Value” means the market value of the Corporation’s Shares, as determined in accordance with paragraph 3.5.

(t)	“Offeror” means the person or persons making a Third Party Offer.

(u)	“Officer” means a senior officer as such term is defined in the Securities Act (British Columbia), and for the purposes of the Plan includes senior officers of the Corporation and any Subsidiary.

(v)	“Option” means an option to acquire Common Shares awarded to an Eligible Person pursuant to the Plan; provided that the Optionee has executed and delivered to the Corporation an agreement to be bound by the terms of the Option.

(w)	“Option Certificate” means the certificate, in the form set out as Schedule “A” hereto, evidencing an Option.

(x)	“Option Holder” means a person who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person.

(y)	“Personal Representative” means:

(i)	in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(ii)	in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder.

(z)	“Plan” means this stock option plan.

(aa)	“Regulatory Authorities” means all stock exchanges, inter-dealer quotation networks and other organized trading facilities on which the Corporation’s Shares are listed, if any, and all securities commissions or similar securities regulatory bodies having jurisdiction over the Corporation.

(bb)	“Share” or “Shares” means, as the case may be, Common Shares and any one or more shares of any other class in the share capital of the Corporation as the Board may designate from time to time.

(cc)	“Subsidiary” means a subsidiary of the Corporation.

(dd)	“Termination Date” means:

(i)	in the case of the Option Holder’s resignation from employment or the termination of the Option Holder’s consulting contract by the Option Holder, the date that the Option Holder provides notice of such resignation or termination to the Corporation or any Subsidiary; or

(ii)	in the case of the termination of the Option Holder’s employment or consulting contract by the Corporation or any Subsidiary for any reason (whether such termination is lawful or unlawful) other than death, the date that the Corporation or any Subsidiary delivers written notice of such lawful or unlawful termination of the Option Holder’s employment or consulting contract to the Option Holder; or

(iii)	in the case of the expiry of a fixed-term employment agreement or consulting contract that is not renewed or extended, the last day of the term.

(ee)	“Third Party Offer” means a bona-fide offer to purchase all of the Equity Securities of the Company, which offer shareholders holding not less than 50% of all Shares of the Company (calculated on a Fully Diluted Basis, provided that for the purposes of this definition, the term Fully Diluted Basis shall not include any Equity Securities which, if exercised, converted or exchanged, would put the holder thereof in a worse economic position given the purchase price payable by the Offeror) of the Company have agreed to accept.

(ff)	“Triggering Event” means:

(i)	A Third Party Offer; or

(ii)	any amalgamation, arrangement, merger or other consolidation after which the voting securities of the Corporation outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Corporation or such surviving or acquiring entity outstanding immediately after such event; or

(iii)	any other sale of the business of the Corporation, as determined by the Board.

1.2	Choice of Law.

The Plan is established under, and the provisions of the Plan will be subject to and interpreted and construed in accordance with, the laws of the Province of British Columbia.

1.3	Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

ARTICLE 2.
PURPOSE AND PARTICIPATION

2.1	Purpose

The purpose of the Plan is to provide the Corporation with a share-related mechanism to attract, retain and motivate qualified Directors, Employees, Officers and Consultants, to reward such of those Directors, Employees, Officers and Consultants as may be awarded Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Corporation and to enable and encourage such Directors, Employees, Officers and Consultants to acquire shares in the capital of the Corporation as long term investments.

2.2	Participation

The Board will, from time to time and in its sole discretion, determine which of the Eligible Persons, if any, will be awarded Options. The Board shall, in its discretion determine whether each such Eligible Person shall be awarded an Option to purchase Common Shares. The Board may, in its sole discretion, grant the majority of the Options to insiders of the Corporation.

2.3	Notification of Award

Following the approval by the Board of the awarding of an Option, the Administrator will notify the Option Holder in writing of the award and will enclose with such notice the Option Certificate representing the Option so awarded.

2.4	Copy of Plan

Each Option Holder, concurrently with the notice of the award of the Option, will be provided with a copy of the Plan. A copy of any amendment to the Plan will be promptly provided by the Administrator to each Option Holder.

2.5	Limitation

The Plan does not give any Option Holder that is a Director or Officer the right to serve or continue to serve as a Director or Officer of the Corporation or any Subsidiary nor does it give any Option Holder that is an Employee or Consultant the right to be or to continue to be employed with or have a consulting contract with the Corporation or any Subsidiary.

ARTICLE 3.
TERMS AND CONDITIONS OF OPTIONS

3.1	Board to Issue Shares

The Shares to be issued to Option Holders upon the exercise of Options will be authorized as unissued Common Shares, the issuance of which will have been authorized by the Board.

3.2	Number of Shares

Subject to the Plan and Allocation Subject to adjustment as provided for in paragraph 3.8 of the Plan, the aggregate number of unissued Common Shares that will be available for Eligible Persons to acquire pursuant to Options granted under the Plan will equal, at any given time, 10% of the then issued and outstanding common shares of the Corporation, on a rolling basis. If any Option is exercised, expires or otherwise terminates for any reason, the number of Common Shares in respect of such Option will again be available for the purposes of the Plan.

The portion of the Options granted under the Plan that will be available for grant to Directors is limited to 10% of the Options under the Plan available for grant at any given time.

3.3	Term of Option

Subject to such other terms or conditions that may be attached to an Option granted hereunder, an Option Holder may exercise any vested portion or portions of an Option in whole or in part at any time or from time to time during the Exercise Period. Any Option or part thereof not exercised within the Exercise Period will terminate and become null, void and of no effect as of 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date.

3.4	Termination

Subject to subparagraphs (a) to (f) below, the Expiry Date of an Option will be the date fixed by the Board at the time the particular Option is awarded (the “Fixed Expiry Date”), provided that the Expiry Date will be no later than the fifth anniversary of the Award Date of such Option:

(a)	Death

In the event that the Option Holder should die while his or her Option is outstanding, the Expiry Date for any vested portion or portions of the Option will be the earlier of the Fixed Expiry Date and the date that is one year after the date of the Option Holder’s death. The Expiry Date for any unvested portion of the Option will be the date of the Option Holder’s death.

(b)	Ceasing to be a Director

If the Option Holder holds an Option as a Director and the Option Holder ceases to be a Director (other than by reason of death), the Expiry Date for any vested portion or portions of the Option will be, unless otherwise provided for in the Option Certificate, the Fixed Expiry Date unless the Option Holder ceases to be a Director for Cause, in which case the Expiry Date will be the date that the Option Holder ceases to be a Director. The Expiry Date for any unvested portion of the Option will be the date that the Option Holder ceases to be a Director.

(c)	Ceasing to be an Employee or Consultant

If the Option Holder holds an Option as an Employee or Consultant and the Option Holder ceases to be an Employee or Consultant (other than by reason of death), the Expiry Date for any vested portion or portions of the Option will be, unless otherwise provided for in the Option Certificate, the earlier of the Fixed Expiry Date and the 90th day following the Termination Date unless the Option Holder ceases to be an Employee or Consultant as a result of Cause, in which case the Expiry Date will be the Termination Date. The Expiry Date for any unvested portion of the Option will be the Termination Date. For greater certainty, if the Corporation or a Subsidiary gives an Employee or Consultant working notice of termination of employment or the consulting contract or payment in lieu of notice, no further vesting will occur during (i) the working notice period; or (ii) the deemed notice period for which the Employee or Consultant is receiving payment in lieu of notice.

(d)	Ceasing to be an Officer

If the Option Holder holds an Option as an Officer and the Option Holder ceases to be an Officer (other than by reason of death), the Expiry Date for any vested portion or portions of the Option will be, unless otherwise provided for in the Option Certificate, the earlier of the Fixed Expiry Date and the 90th day following the date that the Option Holder ceases to be an Officer unless the Option Holder ceases to be an Officer for Cause, in which case the Expiry Date will be the date that the Option Holder ceases to be an Officer. The Expiry Date for any unvested portion of the Option will be the date that the Option Holder ceases to be an Officer.

(e)	Initial Public Offering

In the event the Corporation undertakes an Initial Public Offering, the Board, the Regulatory Authorities, the stock exchange, the agents or the underwriters may, prior to completion of the IPO, require that some or all of the Options be cancelled, re-priced upwards or otherwise revised, in which case the Board may, in its sole discretion, deal with the Options in the manner it deems fair and reasonable. Without limiting the generality of the foregoing, the Board may, without any action or consent required on the part of any Option Holder:

(i)	deliver a notice to the Option Holder advising the Option Holder that the unvested portion of the Option held by the Option Holder, if any, will immediately vest;

(ii)	deliver a notice to the Option Holder advising the Option Holder that the Option Holder will have 14 days following the date of the notice to exercise any vested portion or portions of the Option held by the Option Holder, failing which the vested portion or portions of the Option will be deemed to have been exercised in full without any payment by the Option Holder and, in such case, the Option Holder will be entitled to receive the number of Common Shares, as applicable, of the Corporation as is determined by the following formula:

(X – Y) x Z
X

where X equals the price at which the Corporation proposes to offer the Common Shares to the public by way of its IPO, Y equals the Exercise Price of the Option and Z equals the number of Common Shares, issuable upon the exercise of the vested portion or portions of the Option Holder’s Option. The Expiry Date of any unvested portion of the Option Holder’s Option will be the date of the notice. Any fractional amounts resulting from the above calculation will be rounded up to the nearest whole number of Common Shares, as applicable; or

(iii)	take such other actions, and combinations of the foregoing actions, as it deems fair and reasonable under the circumstances.

If the Corporation proceeds to list its Common Shares on a public stock exchange or commences an IPO, each Option Holder will promptly enter into all such escrow, pooling or other agreements as are required by the Regulatory Authorities, the stock exchange, the agents or the underwriters in connection with such listing or IPO. In the event that the Corporation does not complete the IPO, the Corporation will, to the extent reasonably practicable, grant to the Option Holder an Option equivalent (including the original vesting terms, if any) to the Option cancelled or exercised, provided that in the case of an Option that was exercised or deemed to be exercised, the Option Holder surrenders for cancellation the Common Shares, as applicable, acquired upon the exercise or deemed exercise of the Option.

(f)	Triggering Event

In the event of a Triggering Event, the Board may, in its sole discretion, deal with outstanding Options in the manner it deems fair and reasonable in light of the circumstances of the Triggering Event. Without limiting the generality of the foregoing, the Board may, without any action or consent required on the part of any Option Holder:

(i)	deliver a notice to the Option Holder advising the Option Holder that the unvested portion of the Option held by the Option Holder, if any, will immediately vest;

(ii)	deliver a notice to an Option Holder advising the Option Holder that the Expiry Date for any vested portion or portions of the Option will be the earlier of the Fixed Expiry Date and the 5th day following the date of the notice and the Expiry Date for any unvested portion of the Option will be the date of the notice;

(iii)	send a notice to an Option Holder advising the Option Holder that the Option is, in connection with any Third Party Offer, either to be assumed by an Offeror or parent thereof or to be replaced with a comparable stock option to purchase shares in the capital of the Offeror or parent thereof. In the event the Option is assumed or replaced by the Offeror or parent thereof, the terms and conditions of the Option may be subject to adjustment, and the notice will specify any adjustment to the terms and conditions of the Option including, without limitation, the number and class of shares that may be purchased, the exercise price and the vesting terms;

(iv)	provided that the price per Common Share being offered by the Offeror is greater than the Exercise Price, deem an Option to have been exercised in full and the Common Shares, as applicable, to have been tendered pursuant to any Third Party Offer and apply a portion of the Option Holder’s proceeds from the closing under the Triggering Event to the Exercise Price payable by the Option Holder;

(v)	deem an Option to have been exercised in full without any payment by the Option Holder and, in such case, the Option Holder will be entitled to receive the number of Common Shares of the Corporation as is determined by the following formula:

(X – Y) x Z
X

where X equals the purchase price for a Common Share under the Third Party Offer, Y equals the Exercise Price of the Option and Z equals the number of Common Shares, with respect to which the Option is being exercised;

(vi)	cancel an Option and pay to the Option Holder the amount that the Option Holder would have received under the Triggering Event, after deducting the Exercise Price of the Option, had the Option been exercised in full;

(vii)	where consideration received for the Common Shares is other than cash, deem an Option to be amended to provide that on exercise of such Option the Option Holder shall be entitled to receive such consideration that the Option Holder would have received had such Option Holder exercised such Option immediately prior to the Triggering Event; or

(viii)	take such other actions, and combinations of the foregoing actions, as it deems fair and reasonable under the circumstances.

The Corporation may also require the Option Holder to sell all of the Common Shares acquired by the Option Holder upon the exercise of an Option under the Triggering Event. If the transaction contemplated by the Triggering Event does not close, the Corporation will, upon the request of an Option Holder to the extent permitted by applicable laws, grant to the Option Holder an Option equivalent (including original vesting terms, if any) to the Option cancelled or exercised, provided that in the case of an Option which was exercised, the Option Holder surrenders for cancellation the Common Shares purchased upon the exercise of the Option.

3.5	Exercise Price

The price at which an Option Holder may purchase a Common Share upon the exercise of an Option will be as set forth in the Option Certificate issued in respect of such Option and, unless otherwise determined by the Board, will not be less than the Market Value of the Common Shares as of the Award Date. The Market Value of the Common Shares for a particular Award Date will be determined as follows:

(a)	for each organized trading facility on which the Common Shares are listed, if any, Market Value will be the closing trading price of the Common Shares on the last trading day immediately preceding the Award Date;

(b)	if the Common Shares are listed on more than one organized trading facility, then Market Value will be the greatest of the Market Values determined for each organized trading facility on which those Common Shares are listed as determined for each organized trading facility in accordance with subparagraph (a) above;

(c)	if the Common Shares are listed on one or more organized trading facility but have not traded during the ten trading day period immediately preceding the Award Date, then the Market Value will be, subject to the necessary approvals of the applicable Regulatory Authorities, such value as is determined by resolution of the Board; and

(d)	if the Common Shares are not listed on any organized trading facility, then the Market Value will be, subject to the necessary approvals of the applicable Regulatory Authorities, such value as is determined by the Board.

Notwithstanding anything else contained herein, in no case will the Market Value be less than the minimum prescribed by each of the organized trading facilities as would apply to the Award Date in question.

3.6	Additional Terms

Subject to all applicable securities laws and regulations and the rules and policies of all applicable Regulatory Authorities, the Board may attach other terms and conditions to the grant of a particular Option, such terms and conditions to be referred to in a schedule attached to the Option Certificate. These terms and conditions may include, but are not necessarily limited to, providing that a portion or portions of an Option expire after certain periods of time or upon the occurrence of certain events, other than as provided for herein, provided that no Option will expire more than 5 years after the Award Date.

3.7	Assignment of Options.

Options may not be assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by paragraph 4.1, exercise the Option within the Exercise Period.

3.8	Adjustments

If:

(a)	the Common Shares are changed into or exchanged for a different number or kind of Shares of the Corporation or securities of another corporation, whether through an arrangement, amalgamation or other similar procedure or otherwise, or a share recapitalization, subdivision or consolidation;

(b)	a dividend is paid in Shares, other than in lieu of dividends paid in the ordinary course; or

(c)	there is any other change that the Board, in its sole discretion, determines equitably requires an adjustment to be made,

then, subject to any required action by any of the shareholders of the Corporation, any term that the Board determines requires adjustment (including the number of Common Shares subject to each outstanding Option and the aggregate number of Common Shares that have been authorized for issuance under the Plan, but as to which no Options have yet been granted or that have again become available for the purposes of the Plan, the Exercise Price of each outstanding Option, as well as any other terms that the Board determines require adjustment) will be adjusted by the Board in the manner the Board deems appropriate and its determination will be final, binding and conclusive. Except as the Board determines, no issuance by the Corporation of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or Exercise Price of the Common Shares subject to an Option. No fractional shares will be issued upon the exercise of an Option and accordingly, if as a result of the adjustment, an Option Holder would become entitled to a fractional Common Share, the Option Holder will have the right to purchase only the next lowest whole number of Common Shares, as applicable, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

3.9	Vesting

The Board may, in its sole discretion, attach a term or condition to a particular Option providing that the Option will vest over a certain period of time or upon the occurrence of certain events. The Board may also, in its sole discretion, attach a term or condition to a particular Option providing that the Option will be exercisable immediately, in full, notwithstanding that it has vesting provisions, upon the occurrence of certain events. Unless otherwise determined by the Board, in its sole discretion, all Options will vest over 3 years (the “Vesting Period”) subject to the following additional terms and conditions:

(a)	the Options will vest in a linear fashion quarterly (every 3 months) over the Vesting Period, provided the Option Holder continues to hold a position with, or be engaged by, the Corporation. The number of Options vesting daily will equal the total number of Options granted divided by the total number of days comprising the Vesting Period;

(b)	new option grants will be determined by the Board once per month or following the regular recurring Board meeting schedule (but not less than quarterly) and option grants will not necessarily be retroactive to the hire date of Option Holder; and

(c)	no Options will vest until the Option Holder has completed his or her probation period, if applicable.

ARTICLE 4.
EXERCISE OF OPTION

4.1	Exercise of Option

An Option may be exercised only by the Option Holder or the Personal Representative of the Option Holder. Unless otherwise provided in an Option Holder’s Option Certificate, an Option Holder or the Personal Representative of the Option Holder may exercise the vested portion or portions of an Option in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to the Corporation in an amount equal to the aggregate Exercise Price of the Common Shares, as applicable, to be purchased pursuant to the exercise of the Option. The Common Shares issuable upon exercise of an Option shall be deemed to be issued on the date the Option Holder or the Personal Representative of the Option Holder delivers to the Corporation the Exercise Notice, Option Certificate and payment as contemplated in this Section.

4.2	Issue of Share Certificates

As soon as practicable following the receipt of the Exercise Notice, the Administrator will cause to be delivered to the Option Holder a certificate for the Common Shares, as applicable, purchased by the Option Holder. If the number of Common Shares, as applicable, in respect of which the Option was exercised is less than the number of Common Shares, as applicable, subject to the Option Certificate surrendered, the Administrator will forward a new Option Certificate to the Option Holder concurrently with delivery of the share certificate for the balance of the Common Shares, as applicable, available under the Option. The Corporation may elect to retain the original share certificates in the minute book of the Corporation and provide the Option Holder with a copy.

4.3	Condition of Issue

The Options and the issue of Common Shares, as applicable, by the Corporation pursuant to the exercise of Options are subject to the terms and conditions of the Plan and compliance with the rules and policies of all applicable Regulatory Authorities with respect to the granting of such Options and the issuance and distribution of such Common Shares, as applicable, and to all applicable securities laws and regulations. The Option Holder agrees to comply with all such laws, regulations, rules and policies and agrees to furnish to the Corporation any information, reports or undertakings required to comply with, and to fully cooperate with, the Corporation in complying with such laws, regulations, rules and policies.

4.4	Applicable Taxes

As a condition of an issuance of Common Shares upon the exercise of an Option, the Option Holder shall pay (or make such other arrangements as may be acceptable to the Board) the Corporation for any and all taxes to be paid or that may be required to be paid by the Corporation under applicable law in connection with a taxable benefit the Option Holder will have as a result of exercising such Option or as otherwise may be required by applicable law.

4.5	Additional Agreements

If the Corporation is subject to a shareholders’ agreement, and if required by the Board, in its sole discretion, then, as a condition of an issuance of Common Shares upon exercise of an Option, the Option Holder shall agree to be bound to such shareholders’ agreement. If required by the Board, in its sole discretion, the Option Holder shall, as a condition of an issuance of Common Shares upon exercise of an Option, enter into any voting trust agreement or execute a power of attorney in favour of the President or Secretary of the Corporation and for such person to vote any Shares issued upon exercise of an Option whether such vote is represented in a written resolution of shareholders or at a meeting of the shareholders of the Corporation.

ARTICLE 5.
ADMINISTRATION

5.1	Administration

The Plan will be administered by the Administrator on the instructions of the Board. The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such regulations will form part of the Plan. The Board may delegate to the Administrator such administrative duties and powers as it may see fit.

5.2	Interpretation

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto will be final and conclusive and will not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by it hereunder will be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person will be entitled to indemnification with respect to any such action or determination in the manner provided for by the Corporation.

ARTICLE 6.
AMENDMENT, TERMINATION AND NOTICE

6.1	Prospective Amendment

The Board may from time to time amend the Plan and the terms and conditions of any Option thereafter to be granted and, without limiting the generality of the foregoing, may make such amendment for the purpose of meeting any changes in any relevant law, rule or regulation applicable to the Plan, any Option, the Shares, or for any other purpose which may be permitted by all relevant laws, regulations, rules and policies provided always that any such amendment will not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment.

6.2	Retrospective Amendment

The Board may from time to time retrospectively amend the Plan and, with the consent of the affected Option Holders, retrospectively amend the terms and conditions of any Options that have been previously granted.

6.3	Amendment to Option

Notwithstanding anything else contained in the Plan and subject to any necessary approval from the Option Holder, the Corporation’s shareholders and the Regulatory Authorities, if any, the Board may in its discretion (a) extend the Expiry Date of any Option, provided that in no case will an Option expire more than 5 years after the Award Date; (b) alter or change the vesting terms applicable to an Option, including accelerating the vesting schedule to make the Option exercisable immediately, in full; (c) lower the Exercise Price; or (d) amend any other term of an outstanding Option.

6.4	Approvals

The Plan and any amendments hereto are subject to all necessary approvals of the applicable Regulatory Authorities and the shareholders, if any.

6.5	Termination

The Board may terminate the Plan at any time provided that such termination will not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination, which will continue to be governed by the provisions of the Plan.

6.6	Agreement

The Corporation and every Option awarded hereunder will be bound by and subject to the terms and conditions of the Plan. By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Corporation to be bound by the terms and conditions of the Plan.

6.7	Notice

Any notice or other communication contemplated under the Plan to be given by the Corporation to an Option Holder will be given by the Corporation delivering, faxing or emailing the notice to the Option Holder at the last address, fax number or email address for the Option Holder in the Corporation’s records. Any such notice will be deemed to have been given on the date on which it was delivered, or in the case of fax or email, the next business day after transmission. An Option Holder may, at any time, advise the Corporation of a change in the Option Holder’s address, fax number or email address.

SCHEDULE “A”

HOLLYWEED NORTH CANNABIS INC.
OPTION CERTIFICATE

This Option Certificate is issued pursuant to the provisions of the Stock Option Plan of Hollyweed North Cannabis Inc (the “Corporation”) dated May 27, 2019 (the “Plan”).

Option Holder's Name:

Address:

Total Options:

Exercise Price Per Share:

Award Date:

Vesting Schedule:

Expiry Date:

The vested portion or portions of the Option may be exercised at any time and from time to time from and including the Award Date through to 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date by delivering to the Administrator of the Plan an Exercise Notice, in the form provided in the Plan, together with this Certificate and a certified cheque or bank draft payable to the Corporation in an amount equal to the aggregate of the Exercise Price of the Common Shares in respect of which the Option is being exercised.

Upon receiving the Exercise Notice, the Administrator may deliver a shareholders’ agreement, voting trust agreement and/or other agreement to the Option Holder. The Option and the issue of Shares by the Company pursuant to the exercise of the Option are subject to the Option Holder signing and returning to the Administrator a copy of such agreement(s), if so required by the Administrator.

This Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and, other than as expressly provided otherwise in this Option Certificate, is subject to the detailed terms and conditions contained in the Plan, the terms and conditions of which the Option Holder hereby expressly agrees with the Corporation to be bound by. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Corporation shall prevail.

The Option is also subject to the terms and conditions contained in the schedules, if any, attached hereto. All terms not otherwise defined in this Certificate shall have the meanings given to them under the Plan.

The Optionee represents and warrants that he/she has not been induced to enter this Option Agreement either by the expectation of employment or continued employment with the Corporation or any subsidiary of the Corporation.

THE OPTION HOLDER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS CERTIFICATE OR THE PLAN SHALL CONFER UPON THE OPTION HOLDER ANY RIGHT WITH RESPECT TO CONTINUED EMPLOYMENT OR DIRECTORSHIP OR A CONTINUING CONSULTANT OR SERVICE PROVIDER CONTRACT, NOR SHALL IT INTERFERE WITH THE OPTION HOLDER’S RIGHT OR THE CORPORATION’S RIGHT TO TERMINATE SUCH EMPLOYMENT, DIRECTORSHIP OR CONTRACT FOR ANY REASON OR NO REASON.

Dated this ________ day of ________, 20___.

[COMPANY NAME]

Per:
Administrator, Stock Option Plan

By this Option Holder:

Signature

Print Name

Schedule A-1

SCHEDULE “B”

Hollyweed North Cannabis Inc.

NOTICE OF EXERCISE OF OPTION

TO:	The Administrator, Stock Option Plan Hollyweed North Cannabis Inc. Victoria, B.C.

The undersigned hereby irrevocably gives notice, pursuant to the [company name] stock option plan (the “Plan”), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a)	all of the Shares; or
(b)	________________ of the Shares;

which are the subject of the Option Certificate attached hereto.

The undersigned tenders herewith a certified cheque or bank draft (circle one) payable to “[company name]” in an amount equal to the aggregate Exercise Price of the aforesaid Shares exercised and directs the Corporation to issue the certificate evidencing said Shares in the name of the undersigned to be mailed to the undersigned at the following address:

________________________________

________________________________

________________________________

The undersigned acknowledges that upon receiving the Exercise Notice, the Administrator may deliver a shareholder’s agreement to the undersigned. The Option and the issue of Shares by the Corporation pursuant to the exercise of the Option are subject to the undersigned signing and returning to the Administrator a copy of the shareholders’ agreement, if so required by the Administrator.

The Optionee represents and warrants that he/she has not been induced to enter this Option Agreement either by the expectation of employment or continued employment with the Corporation or any subsidiary of the Corporation.

By executing this Notice of Exercise of Option the undersigned hereby confirms that the undersigned has read the Plan and agrees to be bound by the provisions of the Plan, including without limitation paragraph 4.2. All terms not otherwise defined in this Notice of Exercise of Option shall have the meanings given to them under the Plan.

DATED the _________ day of _______________, ________.

Signature of Option Holder

Schedule B-1